Exhibit 10.1

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Agreement”) is made as of December 12, 2018, by and among Bernhard Capital Partners Management LP (“BCP”), and Charah Solutions, Inc. (“Charah”), with reference to the following facts.

RECITALS

WHEREAS, on June 13, 2018, Charah Management LLC, Allied Power Holdings, LLC, Charah Solutions, Inc., Charah Holdings LP, CEP Holdings, Inc., Charah Management Holdings LLC, Allied Management Holdings, LLC, EBLP Charah Blocker, LLC, and Charah Blocker, LLC, entered into a Master Reorganization Agreement (the “Reorganization Agreement”);

WHEREAS, on November 15, 2018, Aptim Corp. (“APTIM”), Allied Power Management, LLC, Allied Power Services, LLC (collectively, “Allied”), BCP, BCP Energy Services Fund, LP, Dorsey Ron McCall, John Plumlee, Dean Sack, Robert Nevin, Victoria Boyle, and Jessica Lee, entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”);

WHEREAS, the Settlement Agreement settled any and all disputes of any kind or nature whatsoever between APTIM, on the one hand, and the remaining parties, on the other hand, including, without limitation, any claims or counterclaims that were or could have been brought in any of the actions referenced therein, except for any claims for any breach of the Settlement Agreement;

WHEREAS, BCP and Charah (each a “Party” and collectively, “the Parties”) now desire to enter into a mutual release for all claims arising out of the subject matter of the Settled Actions (as that term is defined in the Settlement Agreement, which definition is incorporated herein by reference), including any claims for indemnity with respect to such matters (the “Released Claims”);

NOW, THEREFORE, in consideration of the covenants, conditions, and promises set forth herein, the Parties agree as follows:

1.	Effectiveness of Agreement.

Except as otherwise expressly set forth herein, this Agreement shall become effective upon the execution of this Agreement by all Parties hereto (such time hereinafter referred to as the “Effective Date”).

2.	Release by BCP.

At the Effective Date, BCP, on behalf of itself and its affiliates, subsidiaries, and any respective past and present directors, officers, agents, consultants, employees, insurers, shareholders, members, predecessors, successors, assignors, assignees and other representatives (collectively, the “BCP Releasing Parties”), hereby unconditionally and irrevocably release and forever discharge Charah and each of its parents, affiliates, subsidiaries and as applicable, each of its past and present directors, officers, agents, consultants, employees, insurers, shareholders, members and other representatives from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys’ fees and liabilities of whatever kind or nature in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, which have existed or may have existed, or which do exist, through the date of this Agreement, that relate to or arise out of the subject matter of the Settled Actions, including claims for indemnity relating to or arising out of such subject matter, but excluding those matters arising out of the performance or non-performance of the obligations set forth in this Agreement.

In signing this Agreement, BCP, on its own behalf and on behalf of each of the BCP Releasing Parties, acknowledge and agree that each intends that, when effective, the releases contained in this Agreement shall be effective as a bar to any claim against Charah that relates to the subject matter of the Settled Actions, including any claim for indemnification. BCP, on its own behalf and on behalf of each of the BCP Releasing Parties, acknowledge and agree that this Agreement shall not be limited by any prior agreement, including but not limited to the Reorganization Agreement. BCP, on its own behalf and on behalf of each of the BCP Releasing Parties, expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated claims (notwithstanding any statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated claims), if any, as well as those relating to any other claims relating to the subject matter of the Settled Actions. BCP, on its own behalf and on behalf of each of the BCP Releasing Parties, acknowledge and agree that this release is an essential and material term of this Agreement, and that Charah is entering into this Agreement in reliance on such release.

3.	Release by Charah.

At the Effective Date, Charah, on behalf of itself and its affiliates, subsidiaries, and any respective past and present directors, officers, agents, consultants, employees, insurers, shareholders, members, predecessors, successors, assignors, assignees and other representatives (collectively, the “Charah Releasing Parties”), hereby unconditionally and irrevocably release and forever discharge BCP and each of its parents, affiliates, subsidiaries and as applicable, each of its past and present directors, officers, agents, consultants, employees, insurers, shareholders, members and other representatives from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys’ fees and liabilities of whatever kind or nature in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, which have existed or may have existed, or which do exist, through the date of this Agreement, that relate to or arise out of the subject matter of the Settled Actions, including claims for indemnity relating to or arising out of such subject matter, but excluding those matters arising out of the performance or non-performance of the obligations set forth in this Agreement.

In signing this Agreement, Charah, on its own behalf and on behalf of each of the Charah Releasing Parties, acknowledge and agree that each intends that, when effective, the releases contained in this Agreement shall be effective as a bar to any claim against BCP that relates to the subject matter of the Settled Actions, including any claim for indemnification. Charah, on its own behalf and on behalf of each of the Charah Releasing Parties, acknowledge and agree that this Agreement shall not be limited by any prior agreement, including but not limited to the Reorganization Agreement. Charah, on its own behalf and on behalf of each of the Charah Releasing Parties, expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown, unsuspected or unanticipated claims (notwithstanding any statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated claims), if any, as well as those relating to any other claims relating to the subject matter of the Settled Actions. Charah, on its own behalf and on behalf of each of the Charah Releasing Parties, acknowledge and agree that this release is an essential and material term of this Agreement, and that BCP is entering into this Agreement in reliance on such release.

4.	No Assignment.

Each party to this Agreement agrees that it is the owner of all claims it is agreeing to release or transfer by the terms of this Agreement and that it has not sold, transferred, assigned, pledged, hypothecated, encumbered, suffered a lien or judgment against, or granted any options to acquire any of said released or transferred claims.

5.	Sole Consideration.

The sole consideration for the promises and covenants of the parties set forth in this Agreement are the express promises and covenants set forth in this Agreement. No other consideration has been given or promised, expressly or impliedly.

6.	Entire Agreement.

This Agreement contains the entire agreement among the parties on the subject matter of this Agreement, and supersedes any and all prior negotiations or agreements between or among the parties, whether written or oral, relating to such matters, except as expressly provided herein. Each party acknowledges, to the fullest extent allowable by law, that in entering into this agreement it has not relied on any statement, representation, assurance or warranty other than as expressly set out in this agreement. Once executed, this Agreement may not be amended or modified in any manner except by a writing signed by all of the parties hereto or their respective successors in interest. The parties expressly acknowledge that they agree to this provision.

7.	Resolution of Ambiguities.

All parties acknowledge that this Agreement in its final form has been reviewed and approved by each of their respective attorneys. For that reason, all parties agree that should any provisions of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing the document in favor of or against any party hereto, but rather by construing the terms of the document fairly and reasonably, in accordance with the generally accepted meaning of said terms except as otherwise specifically defined herein. This Agreement shall be interpreted consistently with the intent that this Agreement shall fully and finally resolve all of the respective rights, obligations and claims of the parties with respect to the subject matter of this Agreement. For purposes of this Agreement, unless a clear and contrary intention appears, the singular includes the plural and vice versa, “including” (and with correlative meaning

“include”) means including without limiting the generality of any description preceding such term, and “or” is used in the inclusive sense of “and/or.”

8.	Severability.

Any provision of this Agreement which is deemed invalid, illegal, or unenforceable shall be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the validity, legality, or enforceability of any other provision of this Agreement. It is the intention and agreement of the parties hereto that this Agreement be legally binding and enforceable and comply with all applicable mandatory laws; and to the extent that any provision of this Agreement does not comply with such mandatory laws or is declared unenforceable, ambiguous or otherwise deficient, including any clerical or similar errors, to the extent it is commercially reasonable said provision and this Agreement shall be deemed amended with such terms and conditions as to enforce the intended terms and consequences of this Agreement, or if not, severed without any effect on the remaining provisions.

9.	No Waiver.

Each party agrees that no provision or breach of this Agreement may be waived unless the waiver is expressed in a writing signed by the party charged with the waiver, and that the waiver of any one provision or breach shall not be deemed to constitute a waiver of any other provision or breach.

10.	Governing Law.

This Agreement shall be governed by the laws of the State of Louisiana, without regard to its conflict of laws principles.

11.	Forum Selection.

Any and all disputes, controversies, and conflicts that arise from or in relation to, or that involve the existence, validity, or termination of this Agreement shall be brought exclusively in a court of competent jurisdiction in Baton Rouge, Louisiana.

12.	Binding on Successors.

The provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, successors, and assigns.

13.	Authorization to Enter Agreement.

Each party to this Agreement represents and warrants to all other parties that the person or entity executing this Agreement on its behalf is expressly authorized to do so and that to the extent that resolutions or other formal actions are required to authorize the party to enter into this Agreement, such resolutions have been made or such formal actions have been taken.

14.	Counterparts.

All Parties agree that this Agreement may be executed in counterparts, and that any copy of this Agreement which contains the original, an e-mailed copy or a photocopy of the signature of each and every signatory hereto shall be deemed an original and all of which together shall constitute one and the same instrument and which shall all constitute the Agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BERNHARD CAPITAL PARTNERS
MANAGEMENT LP

By:	/s/ Mark D. Spender
Name:	Mark D. Spender
Its:	Authorized Representative

CHARAH SOLUTIONS, INC.

By:	/s/ Bruce A. Kramer
Name:	Bruce A. Kramer
Its:	Chief Financial Officer, Treasurer & Secretary